UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐      Preliminary Proxy Statement
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☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
Tollgrade Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 15, 2009
Dear Fellow Employees:
Enclosed is Tollgrade’s 2008 Annual Report, our 2009 Annual Meeting Proxy Statement and the Supplement to our Proxy Statement for your information in advance of our upcoming 2009 Annual Shareholders Meeting that will be held at the Syria Shrine Center, 1877 Shriners Way, Cheswick, PA 15024, on Wednesday, August 5, 2009 at 3 p.m., local time.
We wanted to be sure that all of our employees have a copy of our annual report, our annual meeting proxy statement and the supplement to our annual meeting proxy statement that went to all shareholders.
As you may be aware, affiliates of Ramius LLC, a New York City — based hedge fund, are seeking the election at the annual meeting of three of its candidates to serve as directors of Tollgrade. Accordingly, if you are a shareholder, you may receive an opposing proxy statement and proxy card and letters or other proxy solicitation materials from the Ramius Group. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the Ramius Group contained in any proxy solicitation materials filed or disseminated by the Ramius Group or any other statements that they may otherwise make.
Our Board of Directors unanimously recommends that shareholders vote “FOR” all the Board’s nominees and the other proposals on the agenda using the WHITE proxy card that was issued to all shareholders by Tollgrade.
Importantly, our Board of Directors has not approved or endorsed any of the Ramius Group’s nominees for election as director and strongly urges shareholders NOT to sign or return any GOLD proxy card that the Ramius Group may send. Even a vote “AGAINST” the Ramius Group’s nominees on its GOLD proxy card will cancel any previously submitted WHITE proxy card. If a shareholder previously signed a GOLD proxy card sent by the Ramius Group, that proxy and vote can be cast for your Board’s nominees to be voted on at this annual meeting by voting one of the four ways described below. Only the latest dated proxy will count.
It is important that everyone’s shares be voted at the annual meeting. Accordingly, if you are a shareholder and whether or not you intend to attend the annual meeting, we urge you to review the Tollgrade proxy statement and other proxy materials that we file with the Securities and Exchange Commission and to vote so that your shares may be voted in accordance with your wishes and in order that a quorum is assured at the annual meeting.

In order to vote at this meeting, shareholders are urged to vote in any of the following four ways:
(1) Visit the website noted on the WHITE proxy card to vote via the Internet;

(2) Use the telephone number on the WHITE proxy card to vote by telephone;

(3) Sign, date and return the WHITE proxy card by mail; or

(4) Attend the meeting to vote in person.
If you have any questions or need assistance in voting your WHITE proxy card, we encourage you to call our proxy solicitor, The Altman Group, Inc., Toll-Free at (866) 340-6685 or (201) 806-7300.
As always, thank you for your hard work and continued support of Tollgrade.
Sincerely,
/S/ Joseph A. Ferrara
Joseph A. Ferrara
Chairman of the Board,
President and Chief Executive Officer
Important Information
In connection with the solicitation of proxies, Tollgrade Communications, Inc. has filed with the SEC and mailed to shareholders on or about June 22, 2009 a definitive proxy statement in connection with its 2009 Annual Meeting of Shareholders. A supplement to this proxy statement was filed with the SEC and mailed to shareholders on or about July 7, 2009 and it amends, supplements and, to the extent inconsistent, supersedes the corresponding information previously sent to the shareholders of Tollgrade. Tollgrade, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2009 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Tollgrade with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TOLLGRADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Tollgrade with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov and Tollgrade’s website at http://www.tollgrade.com.